Exhibit 99.1

Energizer Holdings, Inc. 533 Maryville University Dr. St. Louis, MO 63141

FOR IMMEDIATE RELEASE

Energizer Announces Executive Leadership for Household Products
and Personal Care Businesses

ST. LOUIS, August 28, 2014 -- Energizer Holdings, Inc. (NYSE: ENR) today announced the anticipated executive leadership teams of the Personal Care and Household Products businesses following the planned separation of Energizer, expected to occur by July 1, 2015.

“We are excited to have such an experienced and talented group of individuals to lead Energizer’s Personal Care and Household Products businesses as each company moves forward independently,” said Ward Klein, Energizer’s Chief Executive Officer. “These individuals bring a unique blend of experiences, talents and expertise, along with commitment and passion for these businesses. These teams were carefully selected to lead each company on the path forward, and we are confident in their ability to drive substantial growth and generate significant value for our shareholders.”

Personal Care

The following individuals are expected to join the leadership team of the Personal Care company:

•	Sandy Sheldon, Chief Financial Officer

•	Manish Shanbhag, VP, General Counsel & Secretary

•	Al Robertson, Chief Marketing Officer

•	John Hill, VP, Commercial - North America

•	Colin Hutchison, VP, Commercial-International

•	Dave VerNooy, VP, Global Operations & RDE

•	Peter Conrad, Chief Administrative Officer

•	Tony Bender, CIO & VP, Business Process Outsourcing

•	Teresa Ceotto, VP, Human Resources

As previously announced, upon the expected completion of the separation, Ward Klein, Energizer’s Chief Executive Officer, will serve as Executive Chairman of the Board of standalone Personal Care. David Hatfield, President and Chief Executive Officer of Energizer Personal Care, will serve as Chief Executive Officer of the Personal Care company. Sandy Sheldon, who serves as Energizer’s Vice President, Finance, was named Chief Financial Officer of the Personal Care company.

“Today is an exciting day for the future Personal Care organization and I believe we have chosen a strong team capable of bringing a global mindset and innovative thinking to every part of our business,” said David Hatfield, future CEO of the Personal Care business. “These executives provide the experience and enthusiasm required to execute on our vision of a challenger mentality and strategy of strengthening our brands in the marketplace, capturing opportunities for growth and positioning ourselves as market leaders. I look forward to working alongside the rest of the executive team to help lead our business through this transition and beyond.”

Household Products

The following individuals are expected to join the leadership team of the Household Products company:

•	Brian Hamm, Executive VP & Chief Financial Officer

•	Michelle Atkinson, Chief Consumer Officer

•	Dan Carpenter, Chief Innovation Officer

•	Greg Kinder, Executive VP & Chief Supply Chain Officer

•	Mark LaVigne, Executive VP & Chief Operating Officer

•	Brandon Davis, Chief Business Officer, The Americas

•	Patrick Hedouin, Chief Business Officer, International

•	Kelly Boss, VP, General Counsel & Secretary

•	Sue Drath, Chief Human Resource Officer

As previously announced, J. Patrick Mulcahy, Chairman of the Energizer Board of Directors, is expected to serve as Executive Chairman of the Board of the Household Products company. Alan Hoskins, President and Chief Executive Officer of Energizer Household Products, is expected to serve as Chief Executive Officer of the Household Products company. Brian Hamm, who serves as Energizer’s Controller and Chief Accounting Officer, was named as the Chief Financial Officer of the Household Products company.

Alan Hoskins, future CEO of the Household Products business, said, “I am pleased to introduce these members of the Household Products leadership team. Each of these individuals possesses the leadership qualities, experience and passion to best meet our near- and long-term strategic, financial, and operational goals. They will drive our efforts to realize our financial goals, stabilize profits, and create value for our shareholders. I am confident in this team and in our future, and I look forward to partnering with these exceptional leaders as we transition into a standalone company.”

Individual Biographies

The following are brief biographies of those individuals who are expected to serve on the executive team of Energizer’s Personal Care business:

•	Ward Klein, Chairman of the Board
Mr. Klein has served as Chief Executive Officer, Energizer Holdings, Inc. since 2005. He has over 20 years of service with Energizer, in international as well as domestic leadership positions. Mr. Klein serves as a Lead Independent Director of Brown Shoe Company, Inc., is Chairman of Civic Progress, and is on the Boards of Eden Seminary, BJC Healthcare, and Teach for America St. Louis.

•	David Hatfield, Chief Executive Officer
Mr. Hatfield will lead the standalone Personal Care company as CEO. Mr. Hatfield joined Energizer in 1988 and progressed through a variety of area and global marketing assignments in the Household Products division. He joined Schick-Wilkinson Sword as CEO in 2007 and built the Personal Care division through a series of key acquisitions and integrations over the years. With this background, Mr. Hatfield is well-positioned to lead continued growth and drive product innovation for the standalone organization. Working with this leadership team, Mr. Hatfield will position the new Personal Care as a more agile, capable, and competitive company.

•	Sandy Sheldon, Chief Financial Officer
As CFO, Ms. Sheldon will lead the Global Finance organization to provide sound financial management over all aspects of Finance and Controllership as well as Tax and Treasury services. Ms. Sheldon has been with the company for over 25 years, contributing to key acquisitions in the Personal Care division including Schick-Wilkinson Sword in 2004. Over the last two years, Ms. Sheldon has been leading the global Forecasting, Planning and Analytics function. In her new role, she will help the Personal Care business grow from a financial perspective and bring a strong focus to maintaining profitability. She will lead the charge as we look to free up cash flow to further enable investments in innovation and new product development.

•	Manish Shanbhag, Vice President General Counsel & Secretary
Mr. Shanbhag will serve as VP, General Counsel and Secretary, overseeing all legal matters for the new Personal Care company. His oversight will inform corporate governance and business policy. Mr. Shanbhag recently joined Energizer as VP, Deputy General Counsel - Marketing & Regulatory and currently serves on both the Personal Care and Household Products leadership teams. Prior to joining Energizer, Mr. Shanbhag worked as General Counsel of a $3.5 billion business unit at Honeywell International Inc. and served as an Assistant General Counsel at The Gillette Company prior to its acquisition by Procter & Gamble.

•	Al Robertson, Chief Marketing Officer
Mr. Robertson has been a key leader of the Energizer Personal Care business since 2003. In addition to Energizer, Mr. Robertson has extensive experience in domestic, international and global assignments with companies including Johnson & Johnson, Schering Plough, Warner-Lambert, and Pfizer. As Chief Marketing Officer, Mr. Robertson’s extensive brand and marketing expertise will be instrumental while leading marketing, global brand management, new product planning and commercialization, global consumer insights and communications, product lifecycle management, and the Latin America commercial organization.

•	John Hill, Vice President Commercial - North America
Serving as VP Commercial - North America, Mr. Hill will continue to manage the business operations in this Area. He has been responsible for the North American commercial organization of the Personal Care business since 2007 and has been instrumental in subsequent integrations of Playtex, Edge/Skintimate, American Safety Razor and the Stayfree, Carefree and o.b. brands. With over 25 years of diverse experience working for consumer products companies such as Pfizer and Kraft, his knowledge of categories, channels, and customers will be instrumental as we look to stabilize and grow our business in the challenging North American market.

•	Colin Hutchison, Vice President Commercial - International
Over the last three years, Mr. Hutchison has been leading the business development planning and integration activity of the global private brand business. He joined Energizer in 2004, serving as VP of Europe for Energizer Personal Care prior to his current role. With a large global footprint, Mr. Hutchison’s new role as VP Commercial - International will be highly critical as he oversees and leads the International markets in developing our business plans, growing our brands, and building strong customer relationships.

•	Dave VerNooy, Vice President Global Operations & RDE
Mr. VerNooy will continue to lead the Manufacturing and Technical Development activities associated with the Personal Care business. He will bring a strategic lens to Operations and Direct Procurement as we look to optimize global efficiencies. Mr. VerNooy’s Research, Development & Engineering team will deliver our innovative new product streams. Mr. VerNooy will oversee global transportation, distribution and supply planning in addition to maintaining our high standards for Quality, Environmental, Health, and Safety. Mr. VerNooy joined Schick in 1986 as a Manufacturing Engineer and since has held numerous instrumental roles in Manufacturing and Product development.

•	Peter Conrad, Chief Administrative Officer
As Chief Administrative Officer, Mr. Conrad will ensure we have the right people and systems in place to support the business. His enthusiasm and knowledge will help in our transition, as we establish a strong culture and continue to develop, reward, and recognize our people. Mr. Conrad will partner with Mr. Bender to strengthen our IT platforms, and with Ms. Ceotto to best manage and reward our people globally. Mr. Conrad joined Ralston Purina in 1994 as VP Human Resources with global responsibility for the Protein Technologies division. In 1997, Mr. Conrad joined Energizer as Global VP, Human Resources.

•	Tony Bender, Chief Information Officer & VP, Business Process Outsourcing
Mr. Bender will continue in his role as Chief Information Officer for the new Personal Care company. Mr. Bender has over 20 years of experience and extensive global leadership in a wide variety of food, beverage, personal care, household and soft goods consumer products companies, including organizations such as Unilever and Alberto Culver. Mr. Bender will build a global IT footprint that supports the success of the business, and will focus on strengthening our analytics and data management capabilities so that valuable information can be broadly accessed and shared.

•	Teresa Ceotto, Vice President Human Resources
Ms. Ceotto has accepted the role of VP Human Resources. Over the last two years, Ms. Ceotto has supported the Household Products and Personal Care leadership teams as VP, HR Americas. Prior to that, she spent five years as VP, HR for the Personal Care business, assisting with the Playtex and American Safety Razor acquisitions. Ms. Ceotto has held progressive divisional and corporate HR roles at Energizer since 1998. Her strategic vision and insight will be critical when instituting a leading global rewards program that recognizes strong colleague performance and contributions. As we develop our unique company culture, we will look to Ms. Ceotto to bring talent solutions that meet the needs of each region.

The following are brief biographies of those individuals who are expected to serve on the executive team of Energizer’s Household Products business:

•	J. Patrick Mulcahy
Mr. Mulcahy has served as Chairman of the Board of Energizer Holdings, Inc. since 2007. Mr. Mulcahy served as Vice Chairman of the Board from January 2005 to January 2007, and prior to that time served as Chief Executive Officer, Energizer Holdings, Inc. from 2000 to 2005, and as Chairman of the Board and Chief Executive Officer of Eveready Battery Company, Inc. from 1987 until his retirement in 2005. Mr. Mulcahy has over forty years of experience in consumer products industries, including almost twenty years as chief executive of our battery business. He is also a director of Hanesbrands Inc. and was formerly a director of Ralcorp Holdings, Inc. and Solutia, Inc.

•	Alan Hoskins, Chief Executive Officer
As CEO of the Household Products business, Mr. Hoskins brings a wealth of global and cross-functional experience to lead the organization post-separation. Having been with Energizer for over 31 years, Mr. Hoskins has held a number of senior leadership positions prior to his existing role, most recently as Vice President, Asia-Pacific, Africa and Middle East during 2007 - 2012. He has great experience leading diverse organizations and brings passion and integrity to this role. He looks forward to partnering with the new leadership team to shape and lead the business, and is very excited for the future of the company.

•	Brian Hamm, Executive VP & Chief Financial Officer
Mr. Hamm has over 18 years of experience in Forecasting, Planning and Analytics, Finance and Controllership, acquisition integration, revenue management, and enterprise-wide transformation. Currently VP Controller and Chief Accounting Officer, Mr. Hamm has been with EHI for over six years, previously serving as VP, Global Business Transformation and VP, Global Finance for the Household Products division. He also served as a VP, Domestic Planning at PepsiAmericas. In his new role, Mr. Hamm will drive shareholder value for Household, usher in a new pace of decision-making in F&C, and foster a focused M&A strategy.

•	Michelle Atkinson, Chief Consumer Officer
Ms. Atkinson has a decade-plus of marketing and brand management at Albertsons Inc., Ore-Ida, and its parent company H.J. Heinz, where she focused on bringing innovation to deliver consumer-relevant solutions and drive growth. Over the past 14 years at Energizer, Ms. Atkinson has held progressive leadership positions in sales, strategic planning, sustainability, and global marketing. Ms. Atkinson’s experience, inquisitive nature and fun spirit make her the perfect choice for this important role. As Chief Consumer Officer, she will build relationships and drive positive perceptions and loyalty for our brands with consumers and customers globally.

•	Dan Carpenter, Chief Innovation Officer
As Chief Innovation Officer, Mr. Carpenter will play a critical and central role in fulfilling our promise to create innovative household products solutions. Innovation and new product development are foundational to maintaining our competitive position within the industry. We will rely heavily on Mr. Carpenter’s deep understanding of our target consumers and customers, as he has been with Energizer for over 27 years. Mr. Carpenter joined Eveready in Asheboro upon receiving his undergraduate degree and has progressed through a variety of leadership roles, including positions in Research, Development and Engineering, Sales, and Operations.

•	Greg Kinder, Executive VP & Chief Supply Chain Officer
In his role as Chief Supply Chain Officer, Mr. Kinder will drive the maximum value possible from our global Supply Chain, Procurement, and Operations efforts. Mr. Kinder brings with him strong experience in maximizing efficiencies and the ability to leverage the scale of our company globally. Mr. Kinder joined Energizer in May 2013, bringing with him over 30 years of Procurement, Supply Chain, and Operations experience. He’s previously worked with leading manufacturing companies and suppliers across diverse industries and geographies, including experience working and living abroad 5 years in Europe and 6 years in Asia (Singapore and Shanghai, China).

•	Mark LaVigne, Executive VP & Chief Operating Officer
Stepping into a new role as Chief Operating Officer, Mr. LaVigne will be responsible for executing our business strategy globally, leading Commercial, Legal and HR to deliver on our future vision. Mr. LaVigne has been with Energizer since 2010, most recently serving as the Separation Lead and a member of the Executive Steering Committee in addition to his duties as VP, General Counsel and Secretary. Mr. LaVigne’s deep and broad knowledge of Energizer’s global business operations will be critical to this new role. Prior to joining Energizer, Mr. LaVigne was a partner at Bryan Cave LLP, where he advised Energizer on the Playtex and Edge/Skintimate acquisitions.

•	Brandon Davis, Chief Business Officer - The Americas
Mr. Davis will lead commercial operations in both North America and Latin America as Chief Business Officer - The Americas. The Americas will be the largest area of the new Household Product’s geographic footprint. In his role, Mr. Davis will focus on building our share by expanding our existing channels and developing strong and mutually beneficial customer relationships. Mr. Davis began his career with Energizer in 1997 and has held numerous progressive positions, including GM, Australia; VP, Trade Marketing; VP, Wal-Mart/Sam’s; and most recently VP, Global Business Transformation.

•	Patrick Hedouin, Chief Business Officer - International
Expanding on his strong knowledge of European markets, Mr. Hedouin will be Chief Business Officer - International of the new Household Products company. Mr. Hedouin will manage our commercial operations internationally, strengthening our position in developed markets and driving brand value in developing and emerging markets. Mr. Hedouin joined the battery division of Ralston Purina Company in 1990 from the pet-foods operations. He was appointed VP, Household Battery and Lighting in 2004 and VP, EHP and EPC in 2007. In his most recent role, Mr. Hedouin was responsible for the EHP and EPC portfolio for EMEA.

•	Kelly Boss, Vice President, General Counsel & Secretary
Ms. Boss brings over 25 years of experience and expertise to her role as VP, General Counsel and Secretary. Ms. Boss will oversee all legal affairs across functions to protect the intellectual property and data that drive strategic innovation for the new Household Products. Ms. Boss joined Energizer in September 2013 as VP and Associate General Counsel, Commercial and IP. Prior to Energizer, Ms. Boss was Assistant General Counsel in Consumer Products & Intellectual Properties Georgia-Pacific. Before that, she spent 9 years at Diageo PLC, a beverage segment CPG company where she last served as VP & Assistant General Counsel.

•	Sue Drath, Chief Human Resource Officer
Ms. Drath will lead our efforts to care for one of the most important resources to Household Products: our colleagues. In her new role, Ms. Drath will drive the cultural and behavioral changes that support a new Household mindset in addition to her ongoing global compensation and global benefits accountabilities. She joined Energizer in 1992 and has held roles in both Manufacturing and Human Resources during her career. Ms. Drath’s passion for career and leadership development as well as continuous improvement make her uniquely positioned to lead our future Human Resources function.

About Energizer:

Energizer Holdings, Inc. is a consumer goods company operating globally in the broad categories of personal care and household products. The Personal Care Division offers a diversified range of consumer products in the wet shave, skin care, feminine care and infant care categories with well-established brand names such as Schick(R) and Wilkinson Sword(R) men's and women's shaving systems and disposable razors; Edge(R) and Skintimate(R) shave preparations; Playtex(R), Stayfree(R), Carefree(R) and o.b.(R) feminine care products; Playtex(R) infant feeding, Diaper Genie(R) and gloves; Banana Boat(R) and Hawaiian Tropic(R) sun care products; and Wet Ones(R) moist wipes. The Household Products Division offers consumers a broad range of household and specialty batteries and portable lighting products, anchored by the universally recognized Energizer(R) and Eveready(R) brands. The company markets its products throughout most of the world. Energizer Holdings, Inc. is traded on the NYSE under the ticker symbol ENR.

Forward-Looking Statements:

This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, statements regarding the planned separation of the Household Products and Personal Care businesses, the timing of any such separation, the future earnings and performance of Energizer Holdings or any of its businesses, including the Household Products and Personal Care businesses on a standalone basis if the separation is completed. These statements generally can be identified by the use of forward-looking words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "will," "should," "forecast," "outlook," or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:

-- Whether the separation of the Household Products and Personal Care businesses is completed, as expected or at all, and the timing of any such separation;

-- Whether the conditions to the separation can be satisfied;

-- Whether the operational, marketing and strategic benefits of the separation can be achieved;

-- Whether the costs and expenses of the separation can be controlled within expectations;

-- General market and economic conditions;

-- Market trends in the categories in which we operate;

-- The success of new products and the ability to continually develop and market new products;

-- Our ability to attract, retain and improve distribution with key customers;

-- Our ability to continue planned advertising and other promotional spending;

-- Our ability to timely execute strategic initiatives, including restructurings, in a manner that will positively impact our financial condition and results of operations and does not disrupt our business operations;

-- The impact of strategic initiatives, including restructurings, on our relationships with employees, customers and vendors;

-- Our ability to maintain and improve market share in the categories in which we operate despite heightened competitive pressure;

-- Our ability to improve operations and realize cost savings;

-- The impact of raw material and other commodity costs;

-- The impact of foreign currency exchange rates and currency controls, particularly in Venezuela and Argentina, as well as offsetting hedges;

-- Goodwill impairment charges resulting from declines in profitability or estimated cash flows related to intangible assets or market valuations for similar assets;

-- Our ability to acquire and integrate businesses, and to realize the projected results of acquisitions;

-- The impact of advertising and product liability claims and other litigation;

-- Compliance with debt covenants as well as the impact of interest and principal repayment of our existing and any future debt; or

-- The impact of legislative or regulatory determinations or changes by federal, state and local, and foreign authorities, including taxing authorities.

In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of any such forward-looking statements. The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Additional risks and uncertainties include those detailed from time to time in Energizer's publicly filed documents, including our annual report on Form 10-K for the year ended September 30, 2013 and our quarterly report on Form 10-Q for the period ended June 30, 2014.

Contact
Jacqueline E. Burwitz, Vice President, Investor Relations of Energizer Holdings, Inc.
(314) 985-2169